Exhibit 99.1

Intelligent Bio Solutions Expects to Report Fiscal Second Quarter 2026 Revenue Growth of Approximately 48% Year-Over-Year, Surpassing $2 Million in Total Revenue for First Half of Fiscal Year

Expected record fiscal second quarter revenue increase driven by expanding customer base and strong growth across all product categories

Reader sales expected to post year-over-year growth of more than 100% in fiscal Q2, expanding installed base to drive sustained recurring cartridge revenue

NEW YORK, February 05, 2026 - Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced preliminary, unaudited revenue results for the fiscal second quarter and first half 2026 ended December 31, 2025.

The Company expects to report strong revenue growth across all product categories for the three- and six-month periods ended December 31, 2025.

Six-Month Period (Fiscal H1 ‘26, July - December 2025):

●	Total revenue expected to be approximately $2.01 million, representing a 36% increase year-over-year
●	Sales of cartridges expected to increase approximately 38% year-over-year
●	Sales of readers expected to increase approximately 50% year-over-year
●	Other sales (accessories, training) expected to increase approximately 10% year-over-year

Three-Month Period (Fiscal Q2 ‘26, October - December 2025):

●	Revenue expected to increase approximately 48% year-over-year
●	Sales of cartridges expected to increase approximately 33% year-over-year
●	Sales of readers expected to more than double, increasing approximately 104% year-over-year
●	Other sales (accessories, training) expected to increase approximately 36% year-over-year

“We are very pleased with our expected results, showing strong second-quarter performance and reader sales more than doubling year-over-year,” said Harry Simeonidis, President and CEO at Intelligent Bio Solutions. “This expansion of our installed base is the foundation of our razor-razorblade business model, as each reader placement creates a long-term relationship that drives recurring cartridge revenue. The anticipated 33% growth in cartridge sales demonstrates this model in action, reflecting new customer adoption and ongoing consumable demand. Momentum across all product categories reinforces our confidence in the commercial strategy and our ability to capture greater market share. As our installed reader base continues to grow, we are strengthening the foundation for recurring revenue growth throughout fiscal 2026 and beyond.”

The preliminary unaudited revenue results for the fiscal second quarter and first half 2026, ended December 31, 2025, are based on information available to management as of the date of this press release and are, therefore, subject to adjustments based on the Company’s completion of its quarter-end financial close process. The Company expects to disclose financial results for the fiscal second quarter and first half 2026 ended December 31, 2025, in its upcoming Quarterly Report on Form 10-Q, expected to be filed with the Securities and Exchange Commission during the week commencing February 09, 2026.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the U.S. include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit: https://ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements regarding Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefits from its partnerships and collaborations, and secure regulatory clearance or approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results may differ materially from those expressed or implied by such statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” and “approximately,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those described in Intelligent Bio Solutions’ public filings with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of the date of this release. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.

info@ibs.inc

Investor & Media Contact

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com